Exhibit 10.3

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT, dated as of August 15, 2023 (this “Agreement”), by and among MEHANA CAPITAL LLC, a Delaware limited liability company (“Supporter”), Pono Capital Three, Inc., a Cayman Islands exempted company (“SPAC”), and Robinson Aircraft Ltd. d/b/a Horizon Aircraft (the “Company”). Terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA (as defined below).

WHEREAS, contemporaneously with the execution of this Agreement, SPAC, the Company, Pono Three Merger Acquisitions Corp., a British Columbia company and a wholly-owned subsidiary of the SPAC (“Merger Sub”), and certain other persons are entering into that certain Business Combination Agreement (the “BCA”), a copy of which has been made available to Supporter and pursuant to which, subject to the terms and conditions thereof, SPAC will redomesticate and continue as a British Columbia company, and Merger Sub will amalgamate with the Company, with the amalgamated company a wholly-owned subsidiary of the SPAC (the “Amalgamation”), and with the Company’s shareholders receiving shares of the post-redomestication SPAC’s common stock;

WHEREAS, as of the date hereof, Supporter owns 5,500,997 ordinary shares of SPAC (all such SPAC ordinary shares and any shares of SPAC ordinary shares of which ownership of record or the power to vote is hereafter acquired by Supporter prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce the Company and SPAC to enter into the BCA, Supporter is executing and delivering this Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Supporter, the Company, and SPAC hereby agree as follows:

1. Agreement to Vote. Supporter, with respect to the Shares, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as SPAC and/or the Company may reasonably request in connection therewith) to vote at any meeting of the stockholders of SPAC, and in any action by written consent of the stockholders of SPAC, to approve the BCA, all of the Shares (a) in favor of the approval and adoption of the BCA, the transactions contemplated by the BCA and this Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the BCA and considered and voted upon by the stockholders of SPAC (including the SPAC Shareholder Approval Matters), (c) in favor of the approval and adoption of the new equity incentive plan, (d) for the appointment, and designation of classes, of the members of the Post-Closing Board and (e) against any action, agreement or transaction (other than the BCA or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of SPAC under the BCA or that would reasonably be expected to result in the failure of the transactions contemplated by the BCA from being consummated. Supporter acknowledges receipt and review of a copy of the BCA.

2. Transfer of Shares. Supporter agrees that it shall not, directly or indirectly, except as otherwise contemplated pursuant to the BCA, (a) sell, assign, transfer (including by operation of law), redeem, lien, pledge, distribute, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law), redemption or other disposition of any Shares (unless the transferee agrees to be bound by this Agreement) or (d) take any action that would have the effect of preventing or disabling Supporter from performing its obligations hereunder.

3. Waiver. Supporter hereby waives (and agrees to execute such documents or certificates evidencing such waiver as SPAC and/or the Company may reasonably request) any adjustment to the conversion ratio set forth in the SPAC Memorandum and Articles of Association or any other anti-dilution or similar protection with respect to the Shares (whether resulting from the transactions contemplated hereby, by the BCA or any Ancillary Document or by any other transaction consummated in connection with the transactions contemplated hereby and thereby).

4. Representations and Warranties. Supporter represents and warrants for and on behalf of itself to SPAC and the Company as follows:

(a) The execution, delivery and performance by Supporter of this Agreement and the consummation by Supporter of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to Supporter, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of Supporter) or (iv) conflict with or result in a breach of or constitute a default under any provision of Supporter’s Organizational Documents.

(b) Supporter owns of record and has good, valid and marketable title to the Shares free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the Organizational Documents of Supporter) and has the sole power (as currently in effect) to vote and has the full right, power and authority to sell, transfer and deliver such Shares, and Supporter does not own, directly or indirectly, any other Shares.

(c) Supporter has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by Supporter.

5. Termination. This Agreement and the obligations of Supporter under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the BCA in accordance with its terms; and (c) the mutual agreement of the Company and SPAC. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

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6. Miscellaneous.

(a) Except as otherwise provided herein or in the BCA or any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(b)):

If to the SPAC or Supporter, to:

Pono Capital Three, Inc.

4348 Waialae Ave., #632

Honolulu, Hawaii 96816

Attn: Dustin Shindo

Telephone No.: (808) 892-6611

E-mail: dshindo@ponocorp.com

with a copy, which shall not constitute notice, to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, DC 20001

Attn: Andrew Tucker, Esq., Peter Strand

Facsimile No.: (202) 689-2860

Telephone No.: (202) 689-2987

E-mail: andy.tucker@nelsonmullins.com; peter.strand@nelsonmullins.com

If to the Company, to:

Horizon Aircraft

3187 Highway 35

Lindsay, Ontario

K9V 4R1

Attn: E. Brandon Robinson

E-mail: brandon@horizonaircraft.com

with a copy, which shall not constitute notice, to:

Gowling WLG (Canada) LLP

345 King Street West, Suite 600

Kitchener, ON N2G 0C5

Attn: Todd Bissett

Telephone: (519) 571-7612

Facsimile No.: (519) 576-6030

E-mail: Todd.Bissett@ca.gowlingwlg.com

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(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the BCA and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

(g) This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the Province of British Columbia applicable in that Province. Without prejudice to the ability of any Party to enforce this Agreement in any other proper jurisdiction, each of the Parties irrevocably and unconditionally submits and attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia to determine all issues, whether at law or in equity, arising from this Agreement. To the extent permitted by applicable law, each Party:

(i) irrevocably waives any objection, including any claim of inconvenient forum, that it may now or in the future have to the venue of any legal proceeding arising out of or relating to this agreement in the courts of that Province, or that the subject matter of this agreement may not be enforced in those courts;

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(ii) irrevocably agrees not to seek, and waives any right to, judicial review by any court that may be called upon to enforce the judgment of the courts referred to in this section 6(g), of the substantive merits of any suit, action or proceeding; and

(iii) to the extent that party has or may acquire any immunity from the jurisdiction of any court or from any legal process, whether through service or notice, attachment before judgment, attachment in aid of execution, execution or otherwise, with respect to itself or its property, irrevocably waives that immunity in connection with its obligations under this Agreement.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon Supporter until such time as the BCA is executed by each of the parties thereto.

(k) If, and as often as, there are any changes in SPAC or the SPAC ordinary shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to SPAC, Supporter and the Shares as so changed.

(l) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (l).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SPAC:

PONO CAPITAL THREE, INC.

By:	/s/ Davin Kazama
Name:	Davin Kazama
Title:	Chief Executive Officer

COMPANY:

ROBINSON AIRCRAFT LTD.

By:	/s/ E. Brandon Robinson
Name:	E. Brandon Robinson
Title:	CEO

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SUPPORTER:

MEHANA CAPITAL LLC

By:	/s/ Dustin Shindo
Name:	Dustin Shindo
Title:	Managing Member

[Signature Page to Sponsor Support Agreement]